                                                                    EXHIBIT 10.9

                                     LEASE

THIS LEASE, dated October 1, 1999, is made and entered into by the Landlord and Tenant named herein who, in consideration of the covenants herein contained, agree as follows:


ARTICLE 1 - BASIC TERMS, SCHEDULES, DEFINITIONS
-----------------------------------------------

1.   Basic Terms
---  -----------

(A)  (i)  Landlord:                 No. 150 Cathedral Ventures Ltd.


    (ii)  Address of Landlord:      #1300 - 409 Granville Street
                                    Vancouver, BC
                                    V6C 1T2


(B)  (i)  Tenant:                   Onvia.com Channels, Inc.

    (ii)  Head Office of Tenant:    Suite 205 - 1008 Homer Street
                                    Vancouver, B.C.
                                    V6B 2X1


(C)  Address of Premises:           330 - 948 Homer Street
                                    Vancouver, BC

(D)  Floor Area of Premises:        5,271 square feet (more or less) located on
     the third floor of the Building shown on Schedule "A" including the leasehold improvements referenced in Schedule "B".

(E)  (i)  Term:                     5 years

    (ii)  Renewal Terms:            Three (of three years each)

   (iii)  Commencement Date:        August 1, 1999 or upon completion of
                                    Landlord's work, whichever last occurs.

    (iv)  Occupation Date:          Upon completion of Landlord's work. Landlord
                                    to use best efforts to complete no later than July 17, 1999.

(F)  Minimum Rent: (exclusive of GST)

Lease Years                Sq. Ft       Rate $/Sq. Ft.       $/Month        $/Annum
-----------              -----------  ------------------  -------------  -------------
Aug. 1/99, Feb. 29/00          3,696              $16.00      $4,928.00     $34,496.00
Mar. 1/99, Jul. 31/00          4,371              $16.00      $5,828.00     $29,140.00
2                              5,271              $16.00      $7,028.00     $84,336.00
3                              5,271              $16.00      $7,028.00     $84,336.00
4                              5,271              $16.00      $7,028.00     $84,336.00
5                              5,271              $16.00      $7,028.00     $84,336.00

          Notwithstanding the above, the Landlord and the Tenant acknowledge and agree that as contemplated by Section 4.2 hereof:

     2. the Tenant is not to pay any Minimum Rent for the first two months of the Term; and

     3. the Tenant has paid Landlord a deposit of $12,792.92 which is to be applied on account of the third months Minimum Rent ($4,928.00) and the last months Minimum Rent ($7,028.00) and applicable GST.

(G)  Permitted Use of Premises:     General office use including computer
     software development and ancillary offices and for no other use without the express written consent of the Landlord.

(H)  Legal Description of Lands:    Parcel B of 5 & 6, Lot A of 6 & 7 of 39 to
     58, Block 76, D.L. 541, Plan 4544, Vancouver District, Vancouver, B.C.

The foregoing Basic Terms are hereby approved by the parties and each reference in this Lease to any of the Basic Terms shall be construed to include the provisions set forth above as well as all of the additional terms and conditions of the applicable sections of this Lease where such Basic Terms are more fully set forth.

1.2  Schedules
     ---------

     The schedules to this Lease are incorporated into and form an integral part of this Lease.

1.3  Definitions
     -----------

     In this Lease, the words, phrases and expressions set forth in Schedule "C" are used with the meanings defined therein.

ARTICLE II - GRANT OF LEASE
---------------------------

2.1  Demise
     ------

     The Landlord, being registered as owner of the Lands legally described in
     Section 1.1(h),
     subject, however, to such mortgages and encumbrances as are registered against title thereto as of the date hereof, does hereby lease to the Tenant, for the Term and upon and subject to covenants and conditions hereinafter expressed, the Premises.

2.2 The Landlord in addition to the foregoing does hereby grant to the Tenant the exclusive use during the Term of two parking space located on the Lands at no cost to the Tenant.

2.3 The Tenant and its employees and all persons lawfully requiring communication with them shall have and are hereby granted the full, free and uninterrupted non-exclusive right, licence and privilege at all times and from time to time during the normal business hours of the Tenant to enter, pass and repass over those portions of Lands and the Buildings which are not rented to or designated for rent for the purposes of access to and from the Premises, subject to all rules, regulations and bylaws of all governmental authorities having jurisdiction and subject to the reasonable rules and regulations imposed by the Landlord from time to time.

ARTICLE III - TERM, COMMENCEMENT, RENEWAL
-----------------------------------------

3.1  Term
     ----

     The Term of this Lease shall be for the period set out in Section 1.1(e)(i), beginning on the Commencement Date.

3.2  Option to Renew
     ---------------

(a) If the Tenant duly and regularly pays all rent and other sums hereunder to be paid and performs each and every of the covenants, conditions and provisions herein contained the Landlord shall, at the expiration of the Term, upon request in writing by the Tenant delivered to the Landlord not less than six (6) months prior to the expiration of the Term, grant to the Tenant, a renewal lease of the Premises for a further term of three (3) years from the expiration of each Term to be legally documented at the expense of the Tenant upon the same terms and conditions as contained in this Lease except as to the inclusion of Section 12.4 hereof and except as to the amount of Minimum Rent which shall be equal to the Fair Market Rent for the Premises including without limitation to the use of the Parking Space at the commencement of the Renewal Term as agreed upon by the Landlord and the Tenant, but in no event less than the rate in the preceding term.

(b) In the event that the parties are unable to agree upon the Fair Market Rent at least thirty (30) days prior to the commencement of the Renewal Term, the matter shall be determined by arbitration in accordance with the provisions of the Commercial Arbitration Act of British Columbia (or any successor statute) by a single arbitrator.

(c) Notwithstanding the provisions of paragraph (a) the Tenant will only be entitled to a maximum of three renewal options of three years each.

ARTICLE IV - RENT
-----------------

4.1  Minimum Rent
     ------------

     Subject to the provisions of Section 4.2 the Tenant shall pay to the Landlord in and for each Lease Year, Minimum Rent in the amount per annum set out in Section 1.1(f) for the respective Lease Year, by equal consecutive monthly installments in the amount set out in Section 1.1(f) for such Lease Year plus the applicable Goods and Services Tax. The parties confirm that the Minimum Rent as set out in Section 1.1(f) is based in part on the Premises containing an estimated 5,271 square feet of rentable floor area. The parties agree that the final rentable floor area of the Premises shall be determined as per the American national Standard used by the Building Owners and Managers Association International ("BOMA") in effect at the date of this Lease and, the Minimum Rent shall be adjusted upwards or downwards as the case may be to reflect such final measurements by no later than August 1st, 2000.

4.2  Payment of Minimum Rent
     -----------------------

     The Landlord grants a two (2) month abatement of Minimum Rent from the beginning of the Lease Term. The first monthly installment of Minimum Rent shall be paid on or before two (2) months after the Commencement Date and subsequent installments of Minimum Rent shall be paid strictly in advance on the first day of each and every succeeding month throughout the Term including the Goods and Services Tax. Notwithstanding the foregoing, the Tenant will be responsible for its Proportionate Share of Property Taxes and Operating Costs during the abatement period. The Landlord and the Tenant further agree that:

(c) any portion of any leasehold improvement allowance not spent by the Tenant will be credited on account of Minimum Rent; and

(d) the Landlord has received the sum of $12,792.92 from the Tenant which will be applied towards the payment of the third and final months Minimum Rent and applicable GST.

4.3  Pro Rata Adjustment of Rent
     ---------------------------

     All rent shall be deemed to accrue from day to day, and if for any reason it shall become necessary to calculate rent for irregular periods of less than one (1) year or one (1) month, as the case may be, and appropriate pro rata adjustment shall be made in order to calculate rent for such irregular period.

4.4  Payments Generally
     ------------------

     All payments by the Tenant to the Landlord of whatsoever nature required or contemplated by this Lease shall be:


(a)  paid to the Landlord by the Tenant in lawful currency of Canada;

(b) made when due hereunder, without prior demand therefor and without any set-off, compensation or deduction whatsoever, at the address of the Landlord set forth in

     Section 1.1 (a)(ii) or such other place as the Landlord may designate from time to time to the Tenant;

(c) applied towards amounts then outstanding hereunder, in such manner as the Landlord may, in its discretion, see fit, and without restricting the generality of the foregoing, no acceptance by the Landlord of any amount less than the full sum which is due and owing by the Tenant shall constitute an accord and satisfaction or oblige the Landlord to accept in full settlement anything less than the full amount owing and outstanding at any time;

(d) deemed to be rent, in partial consideration for which this Lease has been entered into, and shall be payable and recoverable as rent such that the Landlord shall have all rights and remedies against the Tenant for default in making any such payment which may not be expressly said to be rent as the Landlord has for default in payment or rent; and

(e) subject to an overdue charge if any such payment is not made when due, which charge shall be Additional Rent equal to twelve (12%) percent per annum of the overdue amount both before and after judgement payable with the next monthly installment of Minimum Rent, all without prejudice to any other right or remedy of the Landlord.

ARTICLE V - ADDITIONAL RENT
---------------------------

5.1  Intent of Lease
     ---------------

     It is the intent of the parties and agreed that this Lease shall be absolutely net to the Landlord such that, without limiting the generality of the foregoing, the Tenant shall pay for its own account, and without any variation, set-off or deduction, all amounts, charges, cost, duties, expenses, fees rates, sums, taxes and increases therein any way relating to the Premises.

5.2  Additional Rent
     ---------------

     Without limiting the generality of the preceding Section, the Tenant shall pay as Additional Rent in each Lease Year the aggregate of:

(a)  the Property Taxes;

(b)  the Operating Costs;

(c) such other amounts, charges, costs, sums or increases therein as are required to be paid by the Tenant to the Landlord pursuant to this Lease in addition to Minimum Rent;

     to either the Landlord or direct to suppliers as determined from time to time by both parties. Taxes and Operating Costs are based on a proportionate share of the building and are estimated to be $6.00 per square foot and are to be paid on a monthly basis.

                                               Initial Estimated
                                            -----------------------
     Lease Years               Sq. Ft.              Monthly
----------------------- -------------------- -----------------------
Aug. 1/99, Feb. 29/00           3,696              $1,848.00
-----------------------         -----              ---------
Mar. 1/99, Jul. 31/00           4,371              $2,185.50
-----------------------         -----              ---------
2                               5,271              $2,635.50
-----------------------         -----              ---------
3                               5,271              $2,635.50
-----------------------         -----              ---------
4                               5,271              $2,635.50
-----------------------         -----              ---------
5                               5,271              $2,635.50
-----------------------         -----              ---------

5.3  Estimate of Additional Rent
     ---------------------------

     The Landlord may, in respect of any or all of the items of Additional Rent, compute bona fide estimates of the amounts which are anticipated to accrue in the next following Lease Year, calendar year or fiscal year, or portion thereof, as the Landlord in its discretion may determine is the most appropriate period for each or all items of Additional Rent, and the Landlord may provide the Tenant with written notice of the amount of any such estimate.

5.4  Payment of Additional Rent
     --------------------------

     With respect to any item of Additional Rent which the Landlord elects to estimate from time to time, following receipt of the written notice of the estimated amount thereof, the Tenant shall pay to the Landlord such amount, in equal consecutive monthly installments throughout the applicable period with the monthly installments of Minimum Rent. With respect to any item of Additional Rent which the Landlord has not elected to estimate from time to time, the Tenant shall pay to the Landlord the amount of such item of Additional Rent, determined pursuant to the applicable provisions of this Lease, forthwith upon receipt of an invoice therefor.

5.5  Adjustment of Additional Rent
     -----------------------------

     Within ninety (90) days of the end of each Lease Year, calendar year or fiscal year, or portion thereof, as the case may be, for which the Landlord has estimated any item of Additional Rent, the Landlord shall compute the actual amount of such item of Additional Rent, and make available to the Tenant for examination an unaudited statement of the gross amount of such item of Additional Rent, and the calculation of the Tenant's Proportionate Share thereof for each year or portion thereof. If the actual amount of such item of Additional Rent, as set out in any such statement, exceeds the aggregate amount of the installments paid by the Tenant in respect of such item, the Tenant shall pay to the Landlord the amount of the excess within fifteen (15) days of the receipt of such statement. If the contrary is the case, any such statement shall be accompanied by a refund to the Tenant of any such overpayment without interest, provided that the Landlord may first deduct from such refund any rent or other sum which is then owing by the Tenant or in arrears. The Tenant may audit, if required, the Additional Rent within 30 days after it has been given unaudited statements by the Landlord. The cost of such audit will be for the Tenant's account unless the audit shows errors in excess of 5% of the total, in which case the cost will be for the Landlord's account.

5.6  Review of Additional Rent
     -------------------------

     No party hereto may claim a readjustment in respect of any item of Additional Rent whether paid or payable in installments or otherwise, if based on any error of estimation, allocation, calculation or computation thereof, unless claims in writing prior to the expiration of one (1) year from the conclusion of the period in respect of which such item of Additional Rent accrued.

ARTICLE VI - TAXES
------------------

6.1  Tenant's Taxes
     --------------

     The Tenant shall pay promptly when due; all business, sales, machinery, equipment and all other taxes, assessments, charges and rates, as well as any permit or license fees, attributable to the Premises or the property, business, sales or income of the Tenant in respect of the Premises.

6.2  Payment of Property Taxes
     -------------------------

     The Tenant shall pay to the Landlord as Additional Rent the Tenant's Proportionate Share of Property Taxes.

6.3  Increases in Property Taxes
     ---------------------------

     The Tenant shall pay to the Landlord as Additional Rent an amount equal to any increase in the Property Taxes by reason of any installation, alteration or use made in or to the Premises by or for the sole benefit of the Tenant or any assignee, concessionaire, licensee or subtenant of the Tenant.

ARTICLE VII - OPERATING COSTS
-----------------------------

7.1  Payment of Operating Costs
     --------------------------

     The Tenant shall pay to the Landlord as Additional Rent the Tenant's Proportionate Share of the Operating Costs.


ARTICLE VIII - UTILITIES
------------------------

8.1  Tenant's Utilities
     ------------------

     The Landlord shall be responsible for heating the Premises and for the supply of all utilities thereto and the Tenant shall pay all rates, charges, costs and expenses as may be assessed or levied and at the rates so assessed or levied by all suppliers of electricity, heating, air conditioning or other utilities to the Premises.

ARTICLE IX - INSURANCE
----------------------

9.1  Tenant's Insurance
     ------------------

(a) The Tenant shall, during the whole of the Term and during such other time as the Tenant occupies the Premises, take out and maintain the following Insurance, at the Tenant's sole expense, in such form and with such companies as the Landlord may reasonably approve:

(i) comprehensive general liability insurance applying to all operations of the Tenant and against claims for bodily injury, including death, and property damage or loss arising out of the use or occupation of the Premises, or the Tenant's business on or about the Premises; such insurance shall include the Landlord as an additional named insured and indemnify and protect both the Tenant and the Landlord and shall contain a "cross liability" or "severability of interests" clause so that the Landlord and the Tenant may be insured in the same manner and to the same extent as if individual policies had been issued to each, and shall be for the amount of not less than two million ($2,000,000) dollars combined single limit or such other amount as may be reasonably required by the Landlord from time to time; such comprehensive general liability insurance shall, for the Tenant's benefit only, include contractual liability insurance in a form and of a nature broad enough to insure the obligations imposed upon the Tenant under the terms of this Lease; and


(ii) "all risks" insurance upon its merchandise, stock-in-rade, furniture, fixtures and improvements, including leasehold improvements, and upon all other property in the Premises owned by the Tenant or for which the Tenant is legally liable.

(b)    The policies of insurance referred to above shall contain the following:

(ii) provisions that the Landlord is protected notwithstanding any act, neglect or misrepresentation of the Tenant which might otherwise result in the avoidance of a claim under such policies and that such policies shall not be affected or invalidated by any act, omission or negligence of any third party which is not within the knowledge or control of the insured(s);

(iii) provisions that such policies and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by the Landlord and that any coverage carried by the Landlord shall be excess coverage;

(iv) all property insurance referred to above shall provide for waiver of the Insurer's rights of subrogation as against the Landlord;

(v) provisions that such policies of insurance shall not be cancelled without the insurer providing the Landlord with thirty (30) days written notice stating when such cancellation shall be effective.


(c) evidence satisfactory to the Landlord of such policies of insurance shall be provided to the Landlord upon request.

(d) The Tenant shall at the written request of the Landlord maintain such other insurance in such amounts and in such sums as the Landlord may reasonably determine from time to time the necessity of which arises during the Term as a result of a change in equipment use or business activity on the part of the Tenant not contemplated at the commencement of the Term.

9.2  Increase in Rates
     -----------------

     The Tenant shall not do, omit or permit to be done or omitted upon the Premises anything which shall cause any rate of insurance upon the Premises or any part thereof to be increased or cause insurance to be cancelled. If any such rate of insurance shall be increased as aforesaid, the Tenant shall pay to the Landlord the amount of the increase as Additional Rent.
     If any use or occupancy by the Tenant or any act or omission as aforesaid cause an insurance policy to be cancelled the Tenant shall forthwith remedy or rectify such use, occupation, act or omission upon being requested to do so by the Landlord, and if the Tenant fails to so remedy or rectify, the Landlord may at its option terminate this Lease forthwith and the Tenant shall immediately deliver up possession of the Premises to the Landlord.

ARTICLE X - USE AND OCCUPATION
------------------------------

10.1 Use
     ---

     The Premises shall be used for the purposes set forth in Section 1.1(g) and for no other purpose.

10.2 Compliance with Laws
     --------------------

     The Tenant shall carry on and conduct its business from the Premises in such manner as to comply with any and all statutes, by-laws, rules and regulations of any Federal, Provincial, Municipal or other competent authority for the time being in force, and shall not do anything upon the Premises in contravention thereof.

10.3 Nuisance
     --------

     The Tenant shall not do or permit to be done or omit doing anything which could damage the Premises, reasonable wear and tear excepted, or which shall or might result in any nuisance in or about the Premises, whether to the Landlord, any tenant of the Premises, or any other party, the whole as determined by the Landlord, acting reasonably. In any of the foregoing events, the Tenant shall forthwith remedy the same and if such thing or condition shall not be so remedied, the Landlord may, after such notice if any as the Landlord may reasonably deem appropriate in the circumstances, correct such situation at the expense of the Tenant and the Tenant shall pay such expense to the Landlord as Additional Rent.

ARTICLE XI - CLEANING, REPAIR
-----------------------------

11.1 Cleaning
     --------

(a) The Tenant shall keep the Premises and, without limitation, the inside of all glass windows of the Premises and all interior surfaces of the Premises, in a neat, clean and sanitary condition and shall not allow any refuse, garbage or other loose or objectionable wastage material to accumulate in or about the Premises, but rather shall dispose of the same.

(b) The Tenant shall pay for its own janitorial service, cleaning or debris, removal of garbage and such other costs as may be incurred in cleaning in accordance with this Article.

(c) In the event the Tenant fails to clean in accordance with this Article, upon reasonable notice to do so from the Landlord, the Landlord may clean the same and the Tenant shall pay to the Landlord as Additional Rent the cost thereof.

11.2 Tenant's Repairs
     ----------------

(a) The Tenant shall keep and maintain the Premises and any improvements now or hereafter erected or installed therein in good order and repair; reasonable wear and tear and repairs for which the Landlord is responsible excepted.

(b) The Tenant, its employees or agents, shall not mark, paint, drill or in any way deface any walls, ceilings, partitions, floors, wood, stone or ironwork elsewhere in the Building without the written approval of the Landlord.

11.3 View Repairs
     ------------

     The Landlord may, on not less than 24 hours written notice, enter the Premises at any reasonable time between 9:00 a.m. and 5:00 o'clock p.m. Monday through Friday and at any time during any emergency to view the state of repair and the Tenant shall repair according to notice in writing from the Landlord to do so, subject to the exceptions contained in this Article.

11.4 Landlord may Repair
     -------------------

     If the Tenant fails to repair as required herein and according to notice from the Landlord within fourteen (14) days of receipt thereof, or such longer period as may be reasonable in the circumstances, the Landlord may make such repairs without liability to the Tenant for any loss or damage that may occur to the Tenant's merchandise, fixtures or other property or to the Tenant's business by any reason thereof, and upon completion thereof the Tenant shall pay as Additional Rent the Landlord's cost for making such repairs and provided the Landlord does not disturb the Tenant's use and occupation of the Premises as contemplated hereby.

11.5 Taking of Possession
     --------------------

     The taking of possession of the Premises by the Tenant shall be conclusive evidence against the Tenant, that at the time of taking possession, the Premises were in good and fully satisfactory order and condition save and except as may be specified in writing by the Tenant to the Landlord at the time of taking possession. Notwithstanding the foregoing, the taking of possession of the Premises by the Tenant for the purpose of undertaking the Tenant's improvements in conjunction with or separately from the Landlord's undertaking of the Landlord's Work as contemplated under Section 12.4 and Schedule "B" shall not be deemed or construed as the Tenant's acceptance that the Premises were in good and fully satisfactory order and condition at that time.

ARTICLE XII - ALTERATIONS, FIXTURES
-----------------------------------

12.1 Tenant's Alterations
     --------------------

(a) The Tenant shall not make or cause to be made any alterations, additions or improvements or erect or cause to be erected any partitions or install or cause to be installed any trade fixtures, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, apparatus for air-conditioning, cooling, heating, illuminating, refrigerating, or ventilating the Premises, shades, awnings, exterior decorations or make any changes to the Premises without first obtaining the Landlord's written approval thereto, which approval shall not be unreasonably withheld.

(b) When seeking the approval of the Landlord as required by this article, the Tenant shall present to the Landlord plans and specifications for the proposed work.

(c) The Tenant shall be responsible for the cost of clearing any builder's lien that may be filed with respect to improvements undertaken by the Tenant.

(d) The Landlord shall respond to any request for approval by the Tenant hereunder within 10 days of receipt of being provided with plans and specifications.

12.2 Removal of Fixtures
     -------------------

(a) So long as the Tenant is not in default hereunder at the expiration of the Term, the Tenant shall then have the right to remove its trade fixtures from the Premises but shall make good any damage caused to the Premises resulting from the installation or removal thereof.

(b) If the Tenant fails to remove its trade fixtures and restore the Premises as aforesaid, all such trade fixtures shall become the property of the Landlord except to the extent that the Landlord continues to require removal thereof.

(c) Should the Tenant abandon the Premises or should this Lease be terminated before the proper expiration of the Term due to a default on the part of the Tenant then, ten days immediately following such default by the Tenant, all alterations, additions, and improvements made to the Premises but specifically excluding all trade fixtures and furnishings of the Tenant (whether or not attached in any manner to the Premises) shall, except to the extent the Landlord requires the removal thereof, become and be deeded to be the property of the Landlord, without indemnity to the Tenant and as additional liquidated damages in respect of such default but without prejudice to any other right or remedy of the Landlord.

(d) Notwithstanding that any alterations, additions, improvements or fixtures are or may become the property of the Landlord, the Tenant shall forthwith remove all or part of the same and shall make good any damage caused to the Premises resulting from the installation or removal thereof, all at the Tenant's expense, should the Landlord so require by notice to the Tenant.

(e) If the Tenant, after receipt of a notice from the Landlord, fails to promptly remove any furnishings, alterations, additions, improvements and fixtures in accordance with such notice, then the Landlord may enter into the Premises and remove therefrom all or part of such furnishings, alterations, additions, improvements and fixtures without any liability and at the expense of the Tenant, which expense shall forthwith be paid by the Tenant to the Landlord.

12.3 Landlord's Alterations
     ----------------------

     Provided that the Landlord does not disturb the Tenants right to quiet enjoyment, the Landlord may make any changes or additions to the apparatus, appliances, conduits, ducts, equipment, pipes or structures of any kind in the Premises where necessary to service premises on adjoining floors of the Building or other parts of the Premises.

12.4 Landlord's Work
     ---------------

     The Landlord will, upon approval of the lease by both Landlord and Tenant, provide the premises to the Tenant in a condition sufficient for the Tenant's contractor to commence construction of their Tenant improvements. The Landlord shall have completed, at its cost, the Base Building upgrades as referenced in Schedule "B" by the commencement date, unless as otherwise may be agreed in writing.

ARTICLE XIII - SUBSTANTIAL DAMAGE AND DESTRUCTION
-------------------------------------------------

13.1 Abatement
     ---------

     Subject to the provisions of Section 13.2, if during the Term the Premises shall be damaged or destroyed by any cause whatsoever such that the Premises are rendered unfit for occupancy by the Tenant, the Rent hereby reserved shall abate but only to the extent that the Premises are so rendered unfit for occupancy and only during the period while the Premises remain in such unfit condition.

13.2 Substantial Damage or Destruction
     ---------------------------------

     In the event of Substantial Damage or Destruction of the Premises, the Landlord may within sixty (60) days after such damage or destruction and on giving thirty (30) days written notice to the Tenant declare this Lease terminated forthwith, and in such event the Term shall be deemed to have expired and the Tenant shall deliver up possession of the Premises accordingly. Rent shall be apportioned and shall be payable, subject to any right of abatement under Section 13.1, up to the date of termination stated in such notice and the Tenant shall be entitled to be repaid by the Landlord any rent paid in advance and unearned or an appropriate portion thereof. "Substantial Damage or Destruction" means such damage as, in the opinion of the Landlord's architect acting reasonably, requires substantial alteration or reconstruction of the Premises or such damage to the Premises as cannot be repaired within a period of one hundred and eighty (180) days from the time of such damage to the state wherein the Tenant could use substantially all of the Premises for its business.

ARTICLE XIV - ASSIGNMENT, SUBLETTING, SALE
------------------------------------------

14.1 Assignment and Subletting
     -------------------------

(a) The Tenant shall not assign this Lease in whole or in part, nor sublet all or any part of the Premises, nor grant any license or part with possession of the Premises or transfer any other right or interest under this Lease, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld, so long as the proposed assignment or sublease complies with the provisions of this Article. Notwithstanding the foregoing, no consent of the Landlord shall be required in the event that the Tenant assigns or sublets the whole or any portion of the demised premises to a corporate entity controlled by, or affiliated to the Tenant or to a corporation which controls the Tenant.

(b) Notwithstanding any assignment or sublease, the Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

(c) If the Premises or any part thereof are sublet or occupied by anyone other than the Tenant, then if and when the Tenant is in default in the payment of any of the Rent reserved hereunder, the Landlord may collect rent payable to the Tenant by such person(s) directly and apply it to the outstanding unpaid Rent reserved hereby.

(d) No assignment shall be made or proposed other than to persons, firms, partnerships, or bodies corporate who undertake in favour of the Landlord to perform and observe the obligations of the Tenant hereunder by entering into an assumption agreement directly with the Landlord.

(e) The prohibition against assigning or subletting without the consent required by this Article shall be construed to include a prohibition against any assignment or sublease by operation of law.

(f) The consent by the Landlord to any assignment or sublease shall not constitute a waiver of the necessity of such consent to any subsequent assignment or sublease.

14.2 Subordination
     -------------

     This Lease and the Tenant's rights hereunder shall be automatically subordinate to any mortgage or mortgages, or encumbrances resulting from any other method of financing or refinancing, now or hereafter in force against the Premises or any part thereof, as now or hereafter constituted, and to all advances made or hereafter to be made upon the security hereof provided that any such mortgagee agrees with the Tenant in writing that so long as the Tenant is not in default hereunder, it will not disturb the Tenants use and occupancy of the Premises under this Lease or any renewal hereof. Upon the request of the Landlord, the Tenant shall execute such documentation as may be required by the Landlord in order to confirm and evidence such subordination; provided however, it being understood that any such subordination by the Tenant shall not impair the Tenant's right to continue in possession of the Premises so demised and in confirmation of the foregoing, the Landlord upon receipt of a written request from the Tenant agrees to enter into a non-disturbance agreement with the Tenant and the mortgagee of the Landlord. Further, the Landlord agrees that the Tenant at its own expense may register a Notice of Lease against title to the Premises.

14.3 Sale by Landlord
     ----------------

     In the event of a sale by the Landlord of any portion or all its interest in the Premises, the Landlord shall thereafter be entirely relieved of the performance of all terms, covenants and obligations thereafter to be performed by the Landlord under this Lease, to the extent of the interest or portion so sold or transferred and it shall be deemed and construed without further agreement between the parties that the purchaser or transferee, as the case may be, has assumed and agreed to carry out any and all covenants of the Landlord hereunder.

ARTICLE XV - INDEMNITY, LIENS
-----------------------------

15.1 Tenant's Indemnity
     ------------------

     The Tenant shall at all times during the Term, indemnify and save harmless the Landlord of and from all loss and damage and all actions, claims, costs, demands, expenses, fines, liabilities and suits of any nature whatsoever for which the Landlord shall or may become liable, incur or suffer by reason of a breach, violation or non-performance by the Tenant of any covenant, term or provision hereof or by reason of any builders' or other liens for any work done or materials provided or services rendered for alterations, improvements or repairs to the Premises, made by or on behalf of the Tenant, or by reason of any injury occasioned to or suffered by any person or damage to any property, by reason of any wrongful act or omission, default or negligence on the part of the Tenant or any of its agents, concessionaires, contractors, customers, employees, invitees or licenses in or about the Premises not caused by the negligence or wilful neglect of the Landlord or any of its employees or agents or invitees.

15.2 Personal Injury and Property Damage
     -----------------------------------

     The Landlord shall not be liable or responsible for:

(a) any personal injury or consequential damage of any nature whatsoever, however caused, that may be suffered or sustained by the Tenant or by any other person who may be upon the Premises; or

(b) any loss or damage of any nature whatsoever, howsoever caused, to the Premises, any property belonging to the Tenant or to any person while such property is in or about the Premises.

     Provided the same is not caused by the negligence or wilful neglect of the Landlord or any of its employees or agents or invitees.

15.3 Liens
     -----

     The Tenant shall, immediately upon demand by the Landlord, remove or cause to be removed, and thereafter institute and diligently prosecute any action pertinent thereto, any builder's or other lien or claim of lien referenced in Section 15.1 hereof noted or filed against or otherwise constituting an encumbrance on the Landlord's title to the Lands. Without limiting the foregoing obligations of the Tenant, the Landlord may cause the same to be removed, in which case the Tenant shall pay to the Landlord as Additional Rent the cost thereof, including the Landlord's complete legal costs.

15.4 Landlord's Indemnity
     --------------------

     The Landlord shall at all times during the Term indemnify and save harmless the Tenant and its directors, officers, employees, agents and invitees of and, from all loss and damage and all actions, claims, costs, demands, expenses, fines, liabilities and suits of any nature whatsoever for which any one or more of the Tenant and its directors, officers, employees, agents and invitees shall or may become liable, incur or suffer by reason of:

(a) a breach, violation or non-performance of any of the Landlord's covenants hereunder; or

(b) any injury occasioned to or suffered by any person or damage to any property, by reason of any wrongful act or omission, defaut or negligence by or on the part of the Landlordor any of its agents, concessionaires, contractors, customers, employees, invitees or licenses in or about the Lands and/or Building;

     not caused by Tenant or any of its directors, officers, emplyoees, agents or invitees.

ARTICLE XVI - DEFAULT, REMEDIES, TERMINATION
--------------------------------------------

16.1 Default
     -------

     If and whenever:

(a) the Tenant shall be in default in the payment of any money, whether hereby expressly reserved or deemed as rent, or any part thereof, and such default shall continue for ten (10) days following any specific due date on which the Tenant is to make such payment or, in the absence of such specific due date, for the ten (10) days following written notice by the Landlord requiring the Tenant to pay the same; or

(b) the Tenant's leasehold interest hereunder, or any goods, chattels or equipment of the Tenant located in the Premises shall be validly taken or seized after due process in execution or attachment, or if any writ of execution shall issue against the Tenant and not be discharged within twenty one (21) days of its issuance, or the Tenant shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any Act that may be in force for bankrupt or insolvent debtors or become involved in voluntary or involuntary winding up, dissolution or liquidation proceedings, or if a receiver or receiver and manager shall be appointed for the affairs, business, property or revenues of the Tenant; or

(c) The Tenant shall fail to commence, diligently pursue and complete the Tenant's work to be performed pursuant to any agreement to lease pertaining to the Premises or other agreement signed by the parties or fail to open for business when required by the provisions of the Lease, or vacate or abandon the Premises or fail or cease to operate pursuant to the provisions of this Lease or otherwise cease to conduct business from the Premises, or use or permit or suffer the use of the Premises for any purposes other than as allowed pursuant to this Lease, or fail to remedy or rectify any act or omission hereunder, or move or commence, attempt or threaten to move its goods, chattels and equipment out of the Premises other than in the routine and ordinary course of business; or

(d) the Tenant commences a wholesale removal of trade fixtures, goods or chattels of the Tenant sufficient to negate the Landlord's remedy of distraint for unpaid rent; or

(e) the Premises become and remain vacant for a period of five (5) consecutive days other than a holiday vacation office closure of which the Landlord has been given prior notice or the Premises are used by any persons other than such as are entitled to use them hereunder; or

(f) The Tenant assigns, transfers, encumbers, sublets or permits the occupation or use or the parting with or sharing possession of all or any part of the Premises by anyone except in a manner permitted by this Lease; or

(g)  re-entry is permitted under any other term of this Lease; or

(h) the Tenant fails to observe, perform or keep each and every of the covenants, agreements, stipulations, obligations, conditions and other provisions of this Lease to be observed, performed and kept by the Tenant and persists in such default, in the case of monetary payments, beyond the ten (10) day period stipulated in paragraph (a) aforesaid or, in the case of any other default, after ten (10) days written notice from the Landlord requiring that the Tenant remedy, correct or comply or, in the case of any such default which would reasonably require more than ten (10) days to rectify, unless the Tenant shall commence rectification within the said ten
     (10) day notice period and thereafter promptly and diligently and continuously proceed with the rectification of any such default;

     then, and in each of such cases, and at the option of the Landlord and in addition to any other rights or remedies the Landlord may have pursuant to this Lease or at law, the Landlord may immediately re-enter upon the Premises and may expel all occupants thereof and remove all property from the Premises and such property may be removed and sold or disposed of by the Landlord in such manner as it deems advisable, including by private sale, or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. If the Landlord elects to re-enter the Premises as herein provided, or if it takes possession pursuant to the legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as are necessary in order to relet the Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the Term) and at such rent and upon such other terms, covenants and conditions as the Landlord in its sole discretion considers advisable.

16.2 Landlord may Perform
     --------------------

     If the Tenant shall fail to observe, perform or keep any of the provisions of this Lease to be observed, performed and kept by the Tenant, the Landlord may, but shall not be obliged to, at its discretion and without prejudice to any other right, claim, or action it may have, rectify the default of the Tenant, whether or not performance by the Landlord on behalf of the Tenant is otherwise expressly referred to in the applicable Section of this Lease. For such purpose the Landlord may make any payment or do or cause to be done, such things as may be required including, without limiting the generality of the foregoing, entry upon the Premises. Any such performance by or at the behest of the Landlord shall be at the expense of the Tenant and the Tenant shall pay to the Landlord as Additional Rent the cost thereof.

16.3 Distress
     --------

     If and whenever the Tenant shall be in default in the payment of any money, whether hereby expressly reserved or deemed as rent, or any part thereof, the Landlord may, without notice or any form of legal process whatever, enter upon the Premises and seize, remove and sell by judicial or formal process or by private sale the Tenant's goods, chattels and equipment at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained and been distrained upon the Premises, all notwithstanding any rule of law or equity to the contrary, and the Tenant hereby waives and renounces the benefit of any present or future statute or law limiting the Landlord's right of distress or sale.

16.4 Costs and Interest
     ------------------

     All costs, expenses and expenditures of the Landlord, incurred upon any default by the Tenant hereunder, including, without limitation, the legal costs incurred by the Landlord on an indemnification basis as between solicitor and his own client shall, forthwith on demand, be paid by the Tenant to the Landlord as Additional Rent.

     All rent and other sums due to the Landlord pursuant to the terms of this Lease shall be paid by the Tenant promptly when due, and if not so paid, shall bear interest from their respective due dates at the rate of twelve
     (12) percent per annum, both before and after default, demand and judgement.

16.5 Vacate Upon Termination, Survival
     ---------------------------------

     At the termination of this Lease, whether by affluxion of time or otherwise, the Tenant shall vacate and deliver up possession to the Tenant, subject to the exceptions from the Tenant's obligation to repair and subject to the Tenant's rights and obligations in respect of removal and the Tenant shall thereupon surrender all keys to the Premises to the Landlord at the place then fixed for payment of rent and shall inform the Landlord of all combinations on locks, safes and vaults, if any, in the Premises. The indemnity agreements contained in this Lease shall survive the termination of this Lease.

16.6 Additional Rights on Re-Entry
     -----------------------------

     If the Landlord shall re-enter the Premises or terminate this Lease, then:

(a) notwithstanding any such re-entry, termination, or the Term thereby becoming forfeited and void, the provisions of this Lease relating to the consequence of termination shall survive;

(b) the Landlord may use such force as it may deem necessary for the purpose of gaining admittance to and retaking possession of the Premises and the Tenant hereby releases the Landlord from all actions, proceedings, claims and demands whatsoever for or in respect of any such forcible entry or any loss or damage in connection therewith or consequential thereupon;

(c) the Landlord may relet the Premises or any part thereof for a term or terms which may be less or greater than the balance of the Term and may grant reasonable concessions in connection therewith; and

(d)  the Tenant shall pay to the Landlord on demand:

(ii) rent and all other amounts payable hereunder up to the time of re-entry or to termination, whichever shall be the later; and

(iii) such reasonable expenses as the Landlord may incur or has incurred in connection with the re-entering, terminating, reletting, collecting sums due or payable by the Tenant, realizing upon assets seized, including without limitation brokerage, legal fees and disbursements on an indemnification basis as between a solicitor and his own client, and the expenses of keeping the Premises in good order, repairing the same and preparing them for reletting; and

(iv) as liquidated damages for the loss of rent and other income of the Landlord expected to be derived from the Lease during the period which would have constituted the unexpired portion of the Term had it not been terminated, at the option of the Landlord, either:

(A) an amount determined by reducing to present worth at an assumed interest rate of twelve (12) percent per annum all Minimum Rent and Additional rent to become payable during the period which would have constituted the unexpired portion of the Term, such determination to be made by the Landlord, who may make reasonable estimates of when any such other amounts would have become payable and may make such other assumptions or fact as may be reasonable in the circumstances; or

(B)  an amount equal to accelerated

(i)  Minimum Rent, plus

(ii) Additional Rent,

     For a period of six (6) months; or

(C)  such other amount as may be claimed by the Landlord according to law.

16.7 No Waiver
     ---------

     No provision of this Lease shall be deemed to have been waived by the Landlord unless a written waiver from the Landlord has first been obtained and, without limiting the generality of the foregoing, no acceptance of rent subsequent to any default and no condoning, excusing or overlooking by the Landlord on previous occasions of any default or any earlier written waiver shall be taken to operate as a waiver by the Landlord or in any way to defeat or affect the rights and remedies of the Landlord.

16.8 Remedies Cumulative
     -------------------

     No reference to or exercise of any specific right or remedy by the Landlord shall prejudice or preclude the Landlord from any other remedy, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, but the Landlord may, from time to time, exercise any one or more of such remedies independently or in combination. Without limiting the generality of the foregoing, the Landlord shall be entitled to commence and maintain an action against the Tenant to collect any rent not paid when due without exercising the option to terminate this Lease.

16.9 Holding Over
     ------------

     If the Tenant continues to occupy the Premises with the written consent of the Landlord after the expiration or other termination of the Term, then, without any further written agreement, the Tenant shall be a Tenant from month to month at the aggregate of:

          (a) a minimum monthly rent equal to one hundred and twenty (120) percent of the monthly Minimum Rent prevailing immediately prior to expiration or termination;

(b)  Additional Rent as herein provided;

     and subject always to all of the other provisions in this Lease insofar as the same are applicable to a month to month tenancy and a tenancy from year to year shall not be created by implication of law; provided that if the Tenant continues to occupy the Premises without the written consent of the Landlord at the expiration or other termination of the Term, then the Tenant shall be a tenant at will and shall pay to the Landlord, as liquidated damages and not as rent, an amount equal to the aggregate set forth above during the period of such occupancy, accruing from day to day and adjusted pro rata accordingly and subject always to all of the other provisions of this Lease insofar as they are applicable to a tenancy at sufferance and a tenancy from month to month or from year to year shall not be created by implication of law; provided that nothing herein contained shall preclude the Landlord from taking action for recovery of possession of the Premises.

ARTICLE XVII - RIGHT OF FIRST REFUSAL
-------------------------------------

The Landlord agrees to give the Tenant a Right of First Refusal to lease space adjacent to the demised premises. If at any time during the term hereof the Landlord receives either:

(a)  an acceptable bonafide offer to lease the adjacent space in the Building;
     or

(b) a conditional acceptance of a bonafide offer to lease the adjacent space in the Building.

The Tenant shall have a Right of First Refusal to lease any available space in the Building and will give to the Landlord written notice within the said period of five (5) working days that the Right of First Refusal has been exercised.

ARTICLE XVIII - GENERAL PROVISIONS
----------------------------------

18.1 Time
     ----

     Time is of the essence hereof.

18.2 Notices
     -------

     Any Notice required to be given hereunder by any party shall be deemed to have been well and sufficiently given if:

(a) personally delivered to the party to whom it is intended or if such party is a corporation to an officer of that corporation; or

(b) if mailed by prepaid registered mail, to the address of the party to whom it is intended hereinafter set forth:

(ii) if to the Tenant:

(A)  to the address of Premises, or

(B)  if the Tenant is a corporation, to its registered office.

     (ii) if to the Landlord, at the address set forth in Section 1.1(a)(i) or to such other address as a party may from time to time direct in writing.

     Any Notice delivered as aforesaid shall be deemed to have been received on the date of delivery and any Notice mailed shall be deemed to have been received seventy two (72) hours after the date it is postmarked. If normal mail service is interrupted after the Notice has been sent the Notice will not be deemed to be received until actually received. In the event normal mail service is impaired at the time of sending the Notice, then personal delivery only shall be effective.

18.3 Extended Meanings
     -----------------

     "Hereof", "herein", "hereunder" and similar expressions used anywhere in this Lease relate to the whole of this Lease and not to any particular section or subsection, unless otherwise expressly provided. The use of the neuter singular pronoun to refer to the Landlord or the Tenant is deemed a proper reference even though the Landlord or the Tenant is an individual, partnership, corporation or group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

18.4 No Transfer on Bankruptcy
     -------------------------

     Neither this Lease or any interest of the Tenant herein or any estate hereby created will pass or enure to the benefit of any trustee in bankruptcy or any receiver or any assignee for the benefit or creditors of the Tenant or otherwise by operation of law.

18.5 Successors Bound
     ----------------

     All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties and if there is more than one party described in Section 1.1(b), they shall all be bound jointly and severally by the terms, covenants and agreements herein on the part of the Tenant. No rights, however shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been first approved by the Landlord. All covenants, agreements, stipulations, obligations and other provisions of this Lease to be observed, performed and kept by the Tenant shall run with the land and therefore be enforceable by all successors of the Landlord.

18.6 Headings
     --------

     The headings in this Lease have been inserted for reference and as a matter of convenience only and in no way define, limit or enlarge the scope of meaning of this Lease or any provisions hereof.

18.7 Limitation on Terms and Conditions
     ----------------------------------

     The terms and conditions herein contained together with those contained in an Offer to Lease signed by the parties on or before May 25, 1999 constitute the entire agreement between the parties and shall supersede all previous oral or written communications. In the event there is any conflict between any term or condition in this Lease and any term or condition in the aforesaid Offer to Lease, the latter shall prevail.

18.8 Tenant's Acceptance
     -------------------

     The Tenant hereby accepts this Lease of the Premises, to be held by the Tenant, subject to the conditions, restrictions and covenants set forth herein.

ARTICLE XIX - LANDLORD'S COVENANTS

19.1 Quiet Enjoyment
     ---------------

     The Landlord covenants with the Tenant for quiet enjoyment, for so long as the Tenant is not in default hereunder, and except for permitted interventions described in Sections 11.1(c), 11.3 and 11.4 herein.

19.2 Taxes
     -----

     The Landlord covenants with the Tenant to pay, subject to the provisions of this Lease, all Property Taxes that may be charged, levied, rated or assessed against the Lands and the Building. If, in the sole opinion and discretion of the Landlord, any Property Taxes are not fair and equitable, the Landlord may take all steps necessary to contest or appeal the validity thereof, but the Tenant shall not postpone or omit payment of the Tenant's Proportionate Share of Property Taxes because of any such appeal or on-going contest or otherwise provided that the Landlord shall notify and account to the Tenant for any portion to which the Tenant may be entitled of any savings, refund or reduction which may be forthcoming as a result of such appeal or contest.

19.3 Repair
     ------

     The Landlord covenants with the Tenant to keep the HVAC Facilities and the common area and facilities from time to time forming part of the Lands and the Buildings in good order and repair. The Landlord further agrees to make Structural Repairs to the Building and repairs necessitated by damage from hazards covered by insurance which the Landlord has maintained or is obligated to maintain unless such repairs are necessitated by the acts or omissions of the Tenant, its agents, employees, invitees or licensees.

19.4 Landlord's Insurance
     --------------------

     The Landlord shall take out and maintain during the Term:

(a) all risk commercial insurance, including earthquake and flood, to the full replacement value of the Building;

(b) loss of rental income insurance not to exceed one year's net rental revenue;

(c) general liability insurance, including general liability insurance in respect of common areas forming part of the Lands and Building in an amount of not less than $2,000,000.00 in respect of any injury to or death of one or more persons and loss of or damage to property of others; and

(d) boiler and machinery insurance for direct damage and associated loss of rental income.

     The aforesaid insurance shall exclude the exercise of any claim by the Landlord's insurer against the Tenant by subrogation and shall provide that such insurance may not be terminated, cancelled or materially altered unless thirty (30) days' written notice of such termination, cancellation or material alteration is given by the insurers to the Tenant. The Landlord shall, upon the request of the Tenant, deliver to the Tenant certificates of such insurance, or the original or certified copy of such insurance policies.

19.5 Access
     ------

     The Landlord agrees that the Tenant and its employees shall have access to the Premises twenty four (24) hours a day, seven (7) days a week.

IN WITNESS WHEREOF the parties hereto have executed this Lease as of the day and year first above written.


THE COMMON SEAL OF (the Landlord)
NO. 150 CATHEDRAL VENTURES LTD.
was hereunto affixed in the presence of:

/s/
----------------------------------------
AUTHORIZED SIGNATORY                                                         C/S


/s/
----------------------------------------
AUTHORIZED SIGNATORY


THE COMMON SEAL OF (the Tenant)
ONVIA.com CHANNELS, INC.
was hereunto affixed in the presence of:

/s/
----------------------------------------
AUTHORIZED SIGNATORY                                                         C/S


/s/
----------------------------------------
AUTHORIZED SIGNATORY

                                  SCHEDULE "A"
                                  ------------



Layout of the 5,271 square feet of rentable area on the third floor of the Building.
(Map or Plan).

Note: Not shown here is two (2) parking spaces in the Building (the "Parking Space") which are reserved for the exclusive use of the Tenant during the Term and any Renewal Term of the Lease.

                                  SCHEDULE "B"
                                  ------------


The Landlord shall provide the premises finished, to the extent as set out below as per the Tenant's space plan including the following and will carry out such work with all due diligence. It is understood that some of the Landlord's Work can only be undertaken contemporaneously with or subsequent to work done by the Tenant's and that certain work, including correction of deficiencies may be undertaken or completed subsequent to the commencement date of the lease.

                                LANDLORD'S WORK:

1. Electrical: Provide sufficient power to the building for the needs of the Tenant.

2.    Paint:       Provide entire interior perimeter walls to be dry-walled and sanded ready for painting or to a painted finish.

3.    Flooring:    Floor smooth and ready for Tenant's floor finish.

4.   HVAC:         Install HVAC unit of a size and capacity sufficient for the
     Tenant's intended use by reputable supplier complete with industry standard guarantee and maintenance service contract. The Tenant is responsible for distribution of the HVAC. Specifications and final design to be provided by the Landlord's engineer .


                                 TENANT'S WORK:

The Landlord will complete the premises to a basic "turnkey" position to a maximum leasehold improvement allowance of $25.00 per square foot of the rentable area as per the Tenant's space plan including the following: All additional leasehold improvements will be the responsibility of the Tenant and must be approved in writing by the Landlord's consultants prior to the start of construction.

1.    Electrical:       Electrical outlets, light switches and dedicated
      circuits as required in office area as per space plan.

2.    Lighting:         As required as per space plan.

3.    Paint:            All walls and interior doors to be painted to Tenant's
      choice of colour.

4.    Flooring:         Install new carpet or floor covering to Tenant's choice
      of colour.

5.    Partitions:       Partition walls as per space plan.

6.    HVAC:             Distribution of HVAC.

7.    Venetian Blinds:  Building standard blinds.

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

8. The Tenant will deliver a layout to the Landlord to construct the Tenant's work as above within seven (7) days of acceptance of this Offer to Lease. The Landlord will be responsible for any permits required for the alterations for the demised premises.

9. The Tenant will approve the plan and all tenders for the Tenant's Work in writing, prior to commencement of construction.

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

                                  SCHEDULE "C"
                                  ------------


Definitions
-----------

In this Lease, the following words, phrases and expressions are used with the meanings defined as follows:

1. Additional Rent means any sum or sums payable by the Tenant to the Landlord pursuant to any provision of the Lease, all of which are recoverable by the Landlord as rent, other than Minimum Rent.

2. Building means the building located on the Lands containing an aggregate of 46,000 square feet (more or less) on four storeys and within which the Premises are located and contains the number of square feet of floor area set out in Section 1.1(d) (more or less).

3.   Commencement Date means that date set out in Section 1.1(e)(ii).

4. Fair Market Rent means the amount (exclusive of Additional Rent) that a willing tenant and a willing landlord would accept in bonafide negotiations, without any additional inducements, for a lease of the Premises for a three (3) year term. Fair Market Rent shall be agreed upon or determined upon consideration of the most recent leases and market renewal leases for comparable buildings and terms that are near the Premises. Appropriate adjustments may be made for lease duration, inducements and any other special term or condition of such other leases.

5. "HVAC Facilities" means the heating, ventilating and air conditioning system installed by the Landlord on the third floor of the Building for the sole and exclusive use of the Tenant in connection with its use and occupation of the Premises.

6. Landlord means the party or parties described in Section 1.1(a) and the heirs, executors, administrators, successors and assigns thereof.

7. Lands means the lands described in Section 1.1(h) upon which the Building is located.

8. Lease Year means, in the case of the first Lease Year, the period beginning on Commencement date and terminating twelve (12) months from the last day of the calendar month in which the Commencement Date occurs and, in the case of each subsequent Lease Year, means each twelve (12) month period after the First Lease Year.

9.   Minimum Rent means the rent set out in Section 1.1(f).

10. Notice includes requests, demands, designations, statements or other writings in this Lease required or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord and all writs, originating notices of motion, affidavits and any other ancillary documents in support of all legal proceedings.

11. "Operating Costs" means all of the Landlord's outlays, costs, charges and expenses, without duplication which are paid or incurred by the Landlord to operate, supervise, repair and maintain the Lands and the Building, including without limitation, the cost of supplying electricity, water and other utilities not separately metered; cleaning and janitorial services; snow and ice removal; striping and repairing parking areas; supervising, policing and providing security; painting; planting and landscaping; operating and maintaining garbage compaction equipment; the cost of repairs and replacements to the Building; insurance premiums; the salaries and remuneration (including contributions towards fringe benefits, unemployment insurance and similar contributions and worker's compensation assessments) of persons and staff employed by the Landlord to provide security, management, maintenance, supervisory and operating services for the Building. Notwithstanding the foregoing there shall be excluded from the Operating Costs, without duplication:

iai costs properly chargeable to capital account including periodic depreciation on the capital cost to the Landlord of the Building;

ibi costs incurred by the Landlord in selling, leasing, syndicating, financing, mortgaging or hypothecating any interest of the Landlord in the Lands or the Building; and payments of principal and interest under any mortgages on the Building;

ici corporate, income, profits or excess profit taxes assessed upon the income of the Landlord;

idi  Structural repairs;

iei the costs to repair damage to the extent that insurance proceeds are actually recovered by the Landlord in respect thereof;

ifi depreciation of the machinery, equipment and fixtures of the Landlord located anywhere on the Lands or the Building;

igi  replacements required in respect of the HVAC facilities; and

ihi costs resulting from damage caused by the negligence or wilful act of the Landlord or any persons for whom it is responsible in law; and

iii costs described in the definition of Operating Costs in the preceding paragraph which relate solely to the Premises and pursuant to the Lease are payable by the Tenant.

1. Premises means the premises on the third floor of the Building demised by the Landlord to the Tenant pursuant to this Lease and containing the square footage (more or less) described in Section 1.1(D) hereof.

2. Proportionate Share, at any point in time, means a fraction the numerator of which is the square footage of the Premises being leased at that point in time as per Section 1.1(F) and the denominator of which is the square footage of all of the rentable premises in the Building, including the Premises.

3. Property taxes means all general, special, local improvement, school and water taxes, levies, rates and charges from time to time imposed against the Premises, or any part thereof, by municipal or other governmental authorities having jurisdiction, together with the costs of contesting or negotiating the same, but exclusive of income taxes, business place of business taxes, estate, inheritance, succession, capital levy or transfer tax. (Should it be found that due to changes in the method of levying or collection or any tax, levy, rate or charge to be imposed upon the Premises, or any part thereof, or should any new tax, levy, rate or charge be levied or imposed in lieu of or in addition to those contemplated by the above definition, the Landlord and the Tenant hereby agree to negotiate an amendment or new provision to this Lease as is necessary to deal with such tax, levy, rate or charge, in an equitable manner so as to obviate any injustice or inequity which shall have arisen and should the Landlord and the Tenant fail to agree on such amendment or new provision the same shall be settled by arbitration in accordance with the Commercial Arbitration Act of British Columbia, and amendments thereto, or any like statute in effect from time to time).

4. Sales Tax means any sales tax, goods and services tax, business transfer tax, value added tax or any similar tax imposed against the Landlord by the Government of Canada, or any provincial or municipal government to the extent that such tax is imposed against the Landlord or is required to be paid or collected by the Landlord by reason of any payment by the Tenant to the Landlord pursuant to any provision of this Lease.

5. Structural Repairs means only repairs to the foundations, the structural subfloors, columns and beams and the structural portions of bearing walls and roofs of the Premises and specifically excludes maintenance of every kind.

6. Tenant means the party or parties described in Section 1.1(b) and the heirs, executors, administrators, successors and permitted assigns thereof.